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                                                                    EXHIBIT 99.1


PLANO, TEXAS, August 2, 2001. . . . . . .On June 22, 2001, Micro-ASI, Inc. (the
"Company") failed to make payment of approximately $748,057 under the Company's outstanding 14% Secured Bridge Promissory Note (the "Note") due on June 22, 2001. The Note is secured by substantially all assets of the Company and its subsidiaries (the "Collateral").

\On June 28, 2001, the Company received a letter from Eagleston Investment Partners I, L.P., a holder of the Note ("EIPI"), stating that the Company was in default under the Note.

In May 2001, Mr. Dave Ranhoff, a director of the Company, tendered his letter of resignation. On June 21, Mr. Jeffrey Warren, a director of the Company, tendered his letter of resignation. On June 22, 2001, Mr. James Dukowitz, a director of the Company, tendered his letter of resignation. On July 27, 2001, Mr. James Cavataio a director of the Company, tendered his letter of resignation. Cecil Smith, Chairman of the Company, praised their contributions to the Company. "We appreciate their contributions and service," he said.


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